Exhibit 99.1
EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Sage Therapeutics, Inc. dated as of April 1, 2025 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated: April 1, 2025
MADISON AVENUE INTERNATIONAL LP
By: Madison Avenue GP, LLC, its General Partner

By: /s/ Eli Samaha
    Eli Samaha, as Manager

MADISON AVENUE PARTNERS, LP
By: EMAI Management, LLC, its General Partner

By: /s/ Eli Samaha
    Eli Samaha, as Managing Member

EMAI MANAGEMENT, LLC

By: /s/ Eli Samaha
    Eli Samaha, as Managing Member

MADISON AVENUE GP, LLC

By: /s/ Eli Samaha
    Eli Samaha, as Manager

CARAWAY JACKSON INVESTMENTS, LLC

By: /s/ Eli Samaha
    Eli Samaha, as Member

/s/ Eli Samaha
Eli Samaha